UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8‑K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 7, 2014 (January 1, 2014)

Education Realty Trust, Inc.

(Exact Name of Registrant as Specified in Charter)

Maryland	001-32417	20-1352180
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

999 South Shady Grove Road, Suite 600 Memphis, Tennessee	38120
(Address of Principal Executive Offices)	(Zip Code)

901-259-2500

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Executive Employment Agreements

Effective January 1, 2014, Education Realty Trust, Inc. (the “Company”) entered into new executive employment agreements (the “2014 Employment Agreements”) with each of Randall H. Brown (Executive Vice President, Chief Financial Officer and Treasurer), J. Drew Koester (Senior Vice President, Assistant Secretary and Chief Accounting Officer) and Christine Richards (Senior Vice President and Chief Operating Officer). The 2014 Employment Agreements replace the existing employment agreements between the Company and Messrs. Brown and Koester and Ms. Richards which were effective as of January 1, 2011 (collectively, the “2011 Employment Agreements”).

Each of the agreements provides for a three-year term, commencing on January 1, 2014 and terminating on December 31, 2016. Each executive officer will be paid an annual base salary to be adjusted annually at the discretion of the Company’s Compensation Committee. Each executive officer will be eligible to receive an annual bonus targeted at a percentage of Base Salary as determined from time to time by the Company’s Compensation Committee if, as determined by the Committee in its sole discretion, the executive officer meets certain criteria established from year to year by the Committee.

The agreements contain certain obligations of the Company arising after a termination of employment or a “Change of Control” (as defined in the 2014 Employment Agreements) in the Company, including, but not limited to, the requirements that (i) outstanding unvested equity-based awards granted shall vest and become immediately exercisable and unrestricted, (ii) the Company make certain payments only after the expiration of the “Severance Delay Period” (as defined in the 2014 Employment Agreements) and (iii) the Company pay a transition lump sum severance payment of $10,000.

The 2014 Employment Agreements provide that any compensation paid to an executive, including, but not limited to, equity compensation, may be subject to forfeiture or repayment to the Company in accordance with Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), and/or any clawback policy of the Company. The agreements also contain certain provisions to ensure their compliance with the requirements of, and the Treasury Regulations promulgated under, Section 409A of the Code.

The 2014 Employment Agreements differ from one another as follows:

Randall H. Brown (Executive Vice President, Chief Financial Officer and Treasurer). If Mr. Brown’s employment is terminated by the Company for Cause, or by Mr. Brown without Good Reason or due to the death or Disability of Mr. Brown, he will be entitled to post-termination benefits, including the payment for all accrued but unpaid wages, based on his then current Base Salary through the termination date. In the event Mr. Brown is terminated without Cause or he resigns for Good Reason within one year after a Change of Control, he will be entitled to a separation payment equal to two times the sum of his then current Base Salary and his average Bonus for the two-year period prior to the Change of Control. Mr. Brown will be subject to a non-competition covenant for one year after his employment with the Company ends.

J. Drew Koester (Senior Vice President, Assistant Secretary and Chief Accounting Officer). If Mr. Koester’s employment is terminated by the Company for Cause, or by Mr. Koester without Good Reason or due to the death or Disability of Mr. Koester, he will be entitled to post-termination benefits, including the payment for all accrued but unpaid wages, based on his then current Base Salary through the termination date. In the event Mr. Koester is terminated without Cause or he resigns for Good Reason within one year after a Change of Control, he will be entitled to a separation payment equal to twelve (12) months of his then current Base Salary. Mr. Koester will be subject to a non-competition covenant for one year after his employment with the Company ends.

Christine Richards (Senior Vice President and Chief Operating Officer). If Ms. Richards’ employment is terminated by the Company for Cause, or by Ms. Richards without Good Reason or due to the death or Disability of Ms. Richards, she will be entitled to post-termination benefits, including the payment for all accrued but unpaid wages, based on her then current Base Salary through the termination date. In the event Ms. Richards is terminated without Cause or she resigns for Good Reason within one year after a Change of Control, she will be entitled to a separation payment equal to twelve (12) months of her then current Base Salary. Ms. Richards will be subject to a non-competition covenant for one year after her employment with the Company ends.

The 2014 Employment Agreements do not materially amend the terms of the 2011 Employment Agreements, but do incorporate an administrative change which was made to the standard agreements for all Company executives as follows:

1.	The definition of incentive plans has changed to include all current plans rather than specifying individual plans;

2.	The description of bonus potential has changed to mirror the description of base salary as the amount approved by the Compensation Committee;

The administrative change was also made to the existing employment agreements with Randall L. Churchey (President and Chief Executive Officer) and Thomas Trubiana (Executive Vice President and Chief Investment Officer) to conform to Items 1 and 2 listed above. No other changes were made to those agreements.

The foregoing description of the 2014 Executive Employment Agreements does not purport to be complete and is qualified in its entirety by reference to the full text of such agreements, which are filed herewith as Exhibits 10.1, 10.2 and 10.3 to this Current Report on Form 8-K and which is incorporated by reference herein.

Item 9.01.    Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Executive Employment Agreement by and between Education Realty Trust, Inc. and Randall H. Brown dated January 1, 2014
10.2	Executive Employment Agreement by and between Education Realty Trust, Inc. and J. Drew Koester dated January 1, 2014
10.3	Executive Employment Agreement by and between Education Realty Trust, Inc. and Christine Richards dated January 1, 2014

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EDUCATION REALTY TRUST, INC.

Date: January 7, 2014	By:	/s/ Randall H. Brown
Randall H. Brown Executive Vice President, Chief Financial Officer, Treasurer and Secretary